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                                                                   Exhibit 10-AQ

                   RESIGNATION AGREEMENT AND GENERAL RELEASE

   This Resignation Agreement and General Release ("Agreement") is entered into this 14 day of January, 2000 between Marti'n Miranda ("Employee") and Quality Dining, Inc. ("Employer").

   WHEREAS, Employee is currently employed by Employer;

   WHEREAS, Employee and Employer have agreed that Employee shall resign his employment with the Employer; and

   WHEREAS, Employee and Employer desire to provide for an orderly transition of Employee's responsibilities and to provide for certain termination benefits to which Employee would not otherwise be entitled and resolve any differences or disputes now existing or which may arise hereafter with respect to Employee's employment and the termination thereof.

   NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Employee and Employer agree as follows:

   1. Employee hereby tenders his resignation which resignation is hereby accepted by Employer to be effective at the earlier of (a) the time of Employer's normal close of business on March 31, 2000, or (b) such earlier date selected by Employee and communicated to Employer by no less than fourteen (14) days prior written notice (the "Severance Date").

   2. Employee acknowledges that the Employer does not offer any severance or termination benefits and Employee is not entitled to receive any severance or termination benefits except as expressly provided herein below:

       a) Employer will continue to pay Employee at Employee's current salary through and including the Severance Date in accordance with Employer's normal payroll practices;

       b) Employer will pay Employee for an additional ninety (90) days commencing on the day after the Severance Date and concluding on the ninetieth (90th) day thereafter (the "Benefit Period") in the form of salary continuation at Employee's current salary, in accordance with Employer's normal payroll practices; and

       c) Employer will continue to provide coverage to Employee under its existing health, vision and dental plans on the same terms as currently exist through
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           the earlier of the end of the Benefit Period or the date Employee becomes (or could become) covered under any health plan of another employer.

   3. Employee will cease to participate in the Employer sponsored Non-Qualified Deferred Compensation Plan as of the Severance Date and no further contributions by the Employer or the Employee will be made to said Plan with respect to any period after the Severance Date.

   4. Employee acknowledges and agrees that he is not entitled to and shall not receive any compensation for any accrued sick days, vacation days, personal days, bonus or otherwise.

   5. Employee acknowledges and agrees that any and all options issued to him under the Employer's Stock Option and Incentive Plans shall expire as of the Severance Date and any and all restricted shares that have been issued to Employee which have not vested on or before the Severance Date shall be forfeited by Employee as of the Severance Date.

   6. From the date of this Agreement through the Severance Date, Employee shall, among other things, assist in the transition of his responsibilities to other employees of Employer and shall continue to fulfill the responsibilities of the full service accounting manager until a replacement is hired at which time he shall assist in the transition of those responsibilities to the new employee.

   7. Employee may revoke this Resignation Agreement and General Release for a period of seven (7) days following the date of its execution. Any revocation within this period should be submitted in writing and state, "I hereby revoke my agreement to the Resignation Agreement and General Release." The revocation must be personally delivered, or mailed and postmarked, within seven (7) days of execution of this Resignation Agreement and General Release. This Resignation Agreement and General Release shall not become effective or enforceable until the revocation period has expired.

   8. Employee shall not disparage Employer or its subsidiaries, affiliates, officers, directors, shareholders, employees, agents or services to any third party, either orally or in writing.

   9. Employee individually and on behalf of his heirs, executors, administrators and assigns hereby voluntarily, completely, unconditionally and irrevocably discharges and releases Employer, its subsidiaries, affiliates, officers, directors, employees, agents, predecessors, employee benefit plans and their fiduciaries, and other representatives of Employer, and their successors and assigns (the "Released Parties"), from any and all claims, demands, causes of action, suits, charges, violation and/or liability whatsoever, known or unknown (including attorneys' fees,
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       interest, expenses and costs actually incurred) involving any matter arising out of or in any way related, directly or indirectly, to Employee's employment with Employer or the termination thereof. The parties agree and acknowledge that the claims and actions released herein include, but are not limited to, any claim or action based upon any common law tort action, wrongful discharge, breach of contract and/or employment discrimination on the basis of race, color, sex, religion, national origin, age, disability, or any other basis under Title VII of the Civil Rights Act, Americans With Disabilities Act, Age Discrimination in Employment Act, the Older Workers Benefits Protection Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, and Family and Medical Leave Act, all as amended, or their state or local counterparts, or any claim or action under any other federal, state, or local law, rule, or regulation.

   10. For a period of two (2) years from and after the Severance Date, Employee shall not, directly or indirectly (a) induce or influence or attempt to induce or influence, any person who is an employee of the Company (or who had been an employee of the Company at any time during the preceding 12 months) to terminate their employment with the Company or to accept employment with another Company, nor (b) aid, assist or abet any other person, firm or corporation in any of the activities prohibited in the immediately preceding clause (a).

   11. On or before the Severance Date, Employee shall return to Employer all of Employer's property in Employee's possession or control, including, but not limited to, Employer documents, materials, computer disks and other records.

   12. Employee shall not to disclose any confidential or proprietary information concerning Employer which was acquired during the course of Employee's employment to any person, firm, corporation, association or other entity.

   13. Employee covenants and agrees to keep the terms of this Agreement confidential and shall not be disclosed by Employee to any persons other than Employee's counsel, accountant and members of Employee's immediate family.

   14. Employee acknowledges and agrees that if this Agreement is ever found to be invalid or unenforceable (in whole or in part) as to any particular type of claim or charge or as to any particular circumstances, it shall remain fully valid and enforceable as to all other claims, charges and circumstances. As to any actions, claims, or charges that would not be released because of the revocation, invalidity, or unenforceability of this Agreement, Employee agrees to return all consideration described above, as a prerequisite to asserting or bringing any such claims, charges or actions.

   15. Nothing in this Agreement is or shall be construed as an admission by Employer of any breach of any agreement or law or any intentional or unintentional wrongdoing
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       of any nature. Employee acknowledges and agrees that Employee has not relied upon any representations of Employer except as set forth in this Agreement.

   16. This Agreement shall be governed by and enforced in accordance with the laws of the State of Indiana and all disputes regarding this Agreement shall be brought in the State of Indiana.

   17. Employee further acknowledges and agrees:

       (a.) THAT  EMPLOYEE HAS READ THIS AGREEMENT;

       (b.) THAT THIS AGREEMENT IS BEING ENTERED INTO FREELY AND VOLUNTARILY;

       (c.) THAT EMPLOYEE UNDERSTANDS THIS AGREEMENT AND KNOWS THAT HE IS GIVING
            UP RIGHTS INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, THE EQUAL PAY ACT OF 1963, AND THE AMERICANS WITH DISABILITIES ACT OF 1990;

       (d.) THAT EMPLOYEE CONSENTS TO EVERYTHING IN THIS AGREEMENT;

       (e.) THAT EMPLOYEE HAS BEEN ADVISED AND HAS BEEN GIVEN THE OPPORTUNITY TO
            CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS AGREEMENT;

       (f.) THAT EMPLOYEE HAS BEEN GIVEN WHAT EMPLOYEE CONSIDERS TO BE A
            SUFFICIENT PERIOD OF TIME TO REVIEW AND CONSIDER THIS RESIGNATION AGREEMENT AND GENERAL RELEASE BEFORE SIGNING IT; AND EMPLOYEE UNDERSTANDS THAT FOR A PERIOD OF SEVEN (7) DAYS AFTER SIGNING IT, EMPLOYEE MAY REVOKE EMPLOYEE'S ACCEPTANCE OF IT. IF EMPLOYEE REVOKES THIS AGREEMENT WITHIN THE SEVEN (7) DAY PERIOD, IT SHALL NOT BE EFFECTIVE OR ENFORCEABLE.

       (g.) THAT THE PROVISIONS OF THIS RESIGNATION AGREEMENT AND GENERAL
            RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF BOTH EMPLOYEE AND EMPLOYER.
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  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Employee:                             Employer:
                                      Quality Dining, Inc.

/s/ Marti'n Miranda                   By:  /s/ John C. Firth
-------------------                        -----------------
Marti'n Miranda                            John C. Firth
                                           Executive Vice President and General
Dated: January 14, 2000                    Counsel

                                           Dated: January 14, 2000